UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 27, 2021
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Better Choice Company Inc.
(Exact name of Registrant as Specified in its Charter)
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Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 Race Track Road
Tampa, Florida 33626
(Address of Principal Executive Offices) (Zip Code)
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(Registrant's Telephone Number, Including Area Code): (212) 896-1254
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	BTTR	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of Directors
On September 27, 2021, each of Lori Taylor and Jeff D. Davis submitted to the Board of Directors (the “Board”) of Better Choice Company Inc., a Delaware corporation (the “Company”), a notice of resignation from their respective positions as a director of the Board, with such resignation to be effective immediately. Mr. Davis also resigned from his positions on the Company's Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board accepted the resignations, neither of which resulted from any disagreement with the Board.
Appointment of Directors
On September 28, 2021, the Board appointed Arlene Dickinson and Lionel F. Conacher to the Board, effective immediately. Ms. Dickinson has also been appointed to serve as a member of the Company’s Compensation Committee and Nominating and Governance Committee. Mr. Conacher has also been appointed to serve as a member of the Company’s Audit Committee and Compensation Committee.
Arlene Dickinson, 64, is a well-known entrepreneur and General Partner of District Ventures Capital, a venture capital fund focused on helping market, fund and grow entrepreneurs and their companies in the food and health space. Dickinson is widely recognized for her role as a Dragon / Venture Capitalist for over 12 seasons on the multi-award-winning CBC television series, Dragons’ Den. Prior to joining the cast of Dragons’ Den, she served as the President and CEO of Venture Communications, a Calgary based agency that became one of Canada’s largest independent marketing firms. She is a three-time best-selling author, podcaster and accomplished public speaker and sits on several public and private boards. Ms. Dickerson has won numerous awards, including Calgary Business Owner of the year, PROFIT Magazine’s Top 100 Women Business Owners and Canada’s Most Powerful Women Top 100.
Lionel F. Conacher, 59, joins Better Choice with over thirty years of financial experience, spanning senior positions in public companies in both Canada and the US, investment banking, private equity and venture capital. Mr. Conacher currently serves as Chairman on the Board of Destination XL Group, Inc. (NASDAQ: DXLG). Mr. Conacher was co-founder and managing partner of ext Ventures, GP from July 2018 until February 2021. From January 2011 to June 2018, Mr. Conacher was a senior advisor and operating partner for Altamont Capital Partners LLC (“ACP”), a private equity firm. Additionally, Mr. Conacher served as the chairman of Wunderlich Securities, and as a director for Mervin Manufacturing and Dakine Inc., investee companies of ACP, from December 2013 until July 2018. Prior to joining ACP, from January 2008 until July 2010, Mr. Conacher was the president and chief operating officer of Thomas Weisel Partners, a Nasdaq-listed investment bank. Mr. Conacher also previously served as a member of the board of directors for PowerDot Inc., AmpHP Inc., SteadyMD Inc. and Kinetyx Sciences Inc. Mr. Conacher brings extensive financial and operational experience to the Board and qualifies as a financial expert.
In accordance with the Company’s compensation policy for non-employee directors, upon commencement of service as a director, each of Ms. Dickinson and Mr. Conacher was granted options to purchase 27,027 shares of the Company’s common stock, par value $0.001 per shares, which options will vest over a three-year period, provided that each remains a director of the Company. Additionally, Ms. Dickinson and Mr. Conacher will each be entitled to receive cash compensation in the amount of $50,000 per calendar year for their respective service as a director.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibits	Description
99.1	Press Release dated October 1, 2021

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

	By:	/s/ Sharla A. Cook
	Name:	Sharla A. Cook
	Title:	Chief Financial Officer

October 1, 2021
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